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                                                                       Exhibit 5

December 20, 2002


Applera Corporation
301 Merritt 7
Norwalk, CT 06851-1070

Ladies and Gentlemen:

         This opinion is being rendered in connection with the preparation and filing by Applera Corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the proposed sale of up to 1,000,000 shares of Applera Corporation - Applied Biosystems Group Common Stock, par value $.01 per share (the "Applied Biosystems Shares"), and up to 1,500,000 shares of Applera Corporation - Celera Genomics Group Common Stock, par value $.01 per share (the "Celera Shares" and, together with the Applied Biosystems Shares, the "Shares"), of the Company pursuant to the Applera Corporation 1999 Employee Stock Purchase Plan (the "Plan").

         For purposes of the opinion expressed herein, I have conducted such investigations of law and fact as I have deemed necessary or appropriate.

         Based upon the foregoing, I am of the opinion that, assuming that there shall have been compliance with the applicable provisions of the Securities Act and of state securities or "blue sky" laws and that the consideration received for the Shares is not less than the par value thereof, upon the issuance and delivery of the Shares in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and non-assessable.

         The foregoing opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

         I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to me in Item 5 of the Registration Statement, and any amendments thereto filed in connection with the Plan.

                                                     Very truly yours,


                                                     /s/ Thomas P. Livingston
                                                     --------------------------
                                                     Thomas P. Livingston
                                                     Secretary